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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 14, 2005


                            THE KEITH COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          CALIFORNIA                   000-26561                  33-0203193
 (State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)


                               19 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
               (Address of Principal Executive Offices, Zip Code)

                                 (949) 923-6001
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 14, 2005, The Keith Companies, Inc., a California corporation (the "Company"), Stantec Inc., a Canadian corporation ("STANTEC") and Stantec Consulting California Inc., a California corporation and a wholly owned subsidiary of Stantec ("SCC"), entered into an Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") pursuant to which, subject to the satisfaction or waiver of the conditions therein, we will be merged with and into SCC, with SCC as the surviving corporation (the "MERGER"). As a result of the Merger, we will become a wholly-owned subsidiary of Stantec.

     At the effective time of the Merger, each outstanding share of our common stock will be exchanged for the right to receive US$11.00 in cash, 0.23 shares of Stantec common stock, and US$5.50 worth of Stantec common stock to be calculated by dividing US$5.50 by the simple average of the weighted sales price of the Stantec common shares on the Toronto Stock Exchange for each of the 20 trading days ending on the second trading day prior to the closing of the Merger, converted into US dollars for each trading day at the noon buying rate quoted by the Federal Reserve Bank of New York on such trading day (the "MERGER CONSIDERATION"). Our shareholders may elect to receive their Merger Consideration in cash, shares of Stantec common stock, or a combination of cash and shares of Stantec common stock, in each case subject to proration.

     The receipt of Stantec Common Stock in the Merger is expected to be tax free for U.S. federal income tax purposes and the closing of the Merger is subject to the receipt of opinions of counsel to Stantec and our counsel to that effect.

     In addition, consummation of the Merger is subject to customary conditions, including, among others:

     o    the adoption of the Merger Agreement by our shareholders;

     o the Stantec Common Stock issued in the Merger being authorized for quotation or listing on the Toronto Stock Exchange and either the New York Stock Exchange or the NASDAQ Stock Market;

     o    the receipt of all applicable regulatory approvals;

     o the absence of any governmental action prohibiting consummation of the Merger;

     o    no material adverse effect on the Company or Stantec; and

     o our having at least $40 million of cash and cash equivalents at the effective time of the Merger.

     Concurrently with entering into the Merger Agreement, our Chief Executive Officer and Chairman of the Board, Aram H. Keith, entered into a letter agreement (the "LETTER Agreement")with Stantec pursuant to which Mr. Keith agreed, conditional upon the consummation of the Merger, receipt of an offer of employment from SCC and the payment of $525,000 at the effective time of the Merger, that the all of his existing employment arrangements would be superceded, including the change of control agreement dated March 22,

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2001, which was filed by us with the SEC as Exhibit 10.1 to our Annual Report on
Form 10-K for 2004, filed on March 10, 2005. The letter agreement is included as
Exhibit 10.1 hereto.

     Concurrently with entering into the Merger Agreement, Stantec and SCC entered into a Stockholders Support Agreement, dated as of April 14, 2005 (the "STOCKHOLDERS SUPPORT AGREEMENT"), with Aram H. Keith, Margie R. Keith and the Aram H. Keith and Margie R. Keith Revocable Trust dated October 23, 1989 (the "STOCKHOLDERS"). The purpose of the Stockholders Support Agreement is to facilitate and increase the likelihood that the Merger will be consummated. The Stockholders Support Agreement is included as Exhibit 10.2 hereto.

     Pursuant to the Stockholders Support Agreement, the Stockholders, among other things, have granted an irrevocable proxy to Stantec to vote, at any meeting of our stockholders, all of such Stockholders' 1,300,217 shares of our common stock (i) in favor of the approval of the Merger Agreement, (ii) against any action, agreement or transaction (other than the Merger Agreement or the Merger) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ours under the Merger Agreement or that could result in any of the conditions to our obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter necessary to the consummation of the Merger and considered and voted upon by our stockholders.

     A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

     The foregoing description of the Merger and the Merger Agreement, the Letter Agreement and the Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Letter Agreement and the Stockholder Support Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2, and are incorporated herein by reference.

     The attached Merger Agreement is not in any way intended as a document for investors to obtain factual information about our current state of affairs. Such information can be found in our reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The Merger Agreement contains representations and warranties made by us and Stantec. The assertions embodied in our representations and warranties are qualified by information in confidential disclosure schedules (the "Disclosure Schedules") that we delivered to Stantec in connection with signing the Merger Agreement. The Disclosure Schedules contain information that modifies, qualifies and creates exception to the representations and warranties set forth in the Merger Agreement. In addition, representations and warranties may be used as a tool to allocate risks between the parties where the parties do not have complete knowledge of all facts. Accordingly, investors should not rely on our representations and warranties as characterizations of the actual state of facts or our condition, since they may be modified in important part by information disclosed in the Disclosure Schedules.

     FORWARD-LOOKING STATEMENTS

     Information set forth in this report contains forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that


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may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if the Company does not receive required shareholder approvals, if Stantec is unable to list its stock on a major US exchange or either party fails to satisfy other conditions to closing, the merger will not be consummated. In addition, the combined companies may not realize all or any of the expected benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: global capital market activities, fluctuations in interest rates and currency values, the effects of war or terrorist activities, the effects of disease or illness on local, national, or international economies, the effects of disruptions to public infrastructure, such as transportation or communications, disruptions in power or water supply, industry and worldwide economic and political conditions , regulatory and statutory developments, a downturn in the real estate market, the effects of competition in the geographic and business areas in which the companies operate, the actions of management, and technological changes. Actual results may differ materially from those contained in the forward-looking statements in this press release.

     Additional factors that may affect future results are contained our filings with the SEC, which are available at the SEC's website www.sec.gov. We disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

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ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.    DESCRIPTION

2.1            Agreement and Plan of Merger and Reorganization, dated as of April 14, 2005, by and among Stantec Inc., Stantec Consulting California Inc., and The Keith
               Companies, Inc.

10.1*          Letter Agreement, dated April 14, 2005, by and between Stantec Inc. and Aram
               H. Keith.

10.2           Stockholders Support Agreement, dated as of April 14, 2005, by and among
               Stantec Inc., Stantec Consulting California Inc., Aram H. Keith, Margie R.
               Keith and the Aram H. Keith and Margie R. Keith Revocable Trust Dated October
               23, 1989.

99.1           Joint Press Release issued by Stantec Inc. and The Keith Companies, Inc., on
               April 14, 2005.


               *      Management contract or compensatory plan or arrangement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



April 18, 2005               THE KEITH COMPANIES, INC.




                              By: /s/ Gary C. Campanaro
                                  ------------------------------------
                                  Name:  Gary C. Campanaro
                                  Title: Chief Financial Officer and Secretary



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                                  EXHIBIT INDEX



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
EXHIBIT NO.    DESCRIPTION


2.1            Agreement and Plan of Merger and Reorganization, dated as of April 14, 2005, by and among Stantec Inc., Stantec Consulting California Inc., and The Keith
               Companies, Inc.

10.1*          Letter Agreement, dated April 14, 2005, by and between Stantec Inc. and Aram
               H. Keith.

10.2           Stockholders Support Agreement, dated as of April 14, 2005, by and among
               Stantec Inc., Stantec Consulting California Inc., Aram H. Keith, Margie R.
               Keith and the Aram H. Keith and Margie R. Keith Revocable Trust Dated October
               23, 1989.

99.1           Joint Press Release issued by Stantec Inc. and The Keith Companies, Inc., on
               April 14, 2005.

               *       Management contract or compensatory plan or arrangement.


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